Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements, as listed below, of Capital One Financial Corporation and in the related Prospectus, where applicable, of our reports dated February 20, 2020, with respect to the consolidated financial statements of Capital One Financial Corporation and the effectiveness of internal control over financial reporting of Capital One Financial Corporation, included in this Annual Report (Form 10-K) of Capital One Financial Corporation for the year ended December 31, 2019.

Registration Statement Number	Form	Description
033-99748	Form S-3	Dividend Reinvestment and Stock Purchase Plan
333-97125	Form S-3	Dividend Reinvestment and Stock Purchase Plan
033-86986	Form S-8	1994 Stock Incentive Plan
033-91790	Form S-8	1995 Non-Employee Directors Stock Incentive Plan
033-97032	Form S-8	Amendment to 1994 Stock Incentive Plan
333-42853	Form S-8	1994 Stock Incentive Plan - 1997 Special Option Program
333-45453	Form S-8	Associate Savings Plan
333-51637	Form S-8	1994 Stock Incentive Plan
333-51639	Form S-8	1994 Stock Incentive Plan - Tier 5 Special Option Program
333-57317	Form S-8	1994 Stock Incentive Plan - 1998 Special Option Program
333-70305	Form S-8	1994 Stock Incentive Plan - Supplemental Special Option Program
333-78067	Form S-8	1994 Stock Incentive Plan
333-78383	Form S-8	1994 Stock Incentive Plan - 1999 Performance-Based Option Program and Supplemental Special Option Program
333-78609	Form S-8	1999 Stock Incentive Plan
333-78635	Form S-8	1999 Non-Employee Directors Stock Incentive Plan
333-84693	Form S-8	1994 Stock Incentive Plan - Supplemental Special Option Program
333-91327	Form S-8	1994 Stock Incentive Plan - Supplemental Special Option Program
333-92345	Form S-8	1994 Stock Incentive Plan
333-43288	Form S-8	1994 Stock Incentive Plan
333-58628	Form S-8	1994 Stock Incentive Plan
333-72788	Form S-8	1994 Stock Incentive Plan - 2001 Performance-Based Option Program
333-72820	Form S-8	1999 Non-Employee Directors Stock Incentive Plan
333-72822	Form S-8	1994 Stock Incentive Plan
333-76726	Form S-8	1994 Stock Incentive Plan - 2001 Performance-Based Option Program
333-97123	Form S-8	2002 Non-Executive Officer Stock Incentive Plan
333-97127	Form S-8	Associate Savings Plan as Amended and Restated
333-100488	Form S-8	2002 Associate Stock Purchase Plan
333-117920	Form S-8	2004 Stock Incentive Plan
333-124428	Form S-8	Plans of Hibernia Corporation
333-136281	Form S-8	2004 Stock Incentive Plan
333-133665	Form S-8	Plans of North Fork Bancorporation
333-151325	Form S-8	Amended and Restated Associate Stock Purchase Plan
333-158664	Form S-8	Second Amended and Restated 2004 Stock Incentive Plan
333-181736	Form S-8	Amended and Restated 2002 Associate Stock Purchase Plan
333-193683	Form S-8	Associate Savings Plan as Amended and Restated
333-195677	Form S-8	Third Amended and Restated 2004 Stock Incentive Plan
333-219570	Form S-8	Amended and Restated 2002 Associate Stock Purchase Plan

Registration Statement Number	Form	Description
333-223608	Form S-3	Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Warrants, Units
333-232907	Form S-8	Associate Savings Plan as Amended and Restated

/s/ Ernst & Young LLP

Tysons, Virginia
February 20, 2020